Exhibit 10.23
THIRD AMENDMENT
TO
AGREEMENT FOR PURCHASE AND SALE

THIS THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (the “Third Amendment”), dated as of November 17, 2017, is made by and between KBS LEGACY PARTNERS CRYSTAL LLC, a Delaware limited liability company ("Seller"), and RREF III-P ELITE VENTURE, LLC, a Delaware limited liability company ("Buyer"), with reference to the following:

WHEREAS, Buyer and Seller are parties to that certain Agreement for Purchase and Sale dated as of September 5, 2017, that certain First Amendment to Agreement for Purchase and Sale dated as of October 2, 2017, and that certain Second Amendment to Agreement for Purchase and Sale dated as of November 6, 2017 (collectively, the "Purchase Agreement");

WHEREAS, Seller and Buyer have agreed to enter into this Third Amendment to set forth their agreement regarding the matters set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree to the following:

1.Terms. All initially capitalized terms which are used in this Third Amendment, but not otherwise defined herein, shall have the same meanings as ascribed thereto in the Purchase Agreement.
2.    Approval Date. Notwithstanding the terms of Section 2.5.3 of the Purchase Agreement, Buyer and Seller hereby agree that the Approval Date shall be Monday, November 27, 2017.

3.    Title Review Deadline. Notwithstanding the terms of Section 2.6.1 of the Purchase Agreement, Buyer and Seller hereby agree that the Title Review Deadline shall be Wednesday, November 22, 2017. Notwithstanding the terms of Section 2.6.3 of the Purchase Agreement, Buyer and Seller hereby agree that the Cure Notice Period and the Waiver Notice Period shall end on Monday, November 27, 2017.

4.    Purchase Agreement Ratified. In all other respects, except as otherwise provided by this Third Amendment, the undersigned hereby ratify and confirm the Purchase Agreement which remains in full force and effect.
5.    Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of said counterparts shall constitute but one and the same instrument. Signatures delivered via facsimile or other electronic means shall be accepted as if original.

IN WITNESS WHEREOF, the undersigned hereby execute this Third Amendment to be effective as of the date set forth above.

SELLER:

KBS LEGACY PARTNERS CRYSTAL LLC, a Delaware limited liability company

By:	KBS Legacy Partners Properties LLC, a Delaware limited
liability company, its sole member

By:	KBS Legacy Partners Limited Partnership, a
Delaware limited partnership, its sole member

By:	KBS Legacy Partners Apartment REIT,
Inc., a Maryland corporation, its sole
general partner

By:	/s/ Guy K. Hays
Name: Guy K. Hays

Title:	Executive Vice President

BUYER:

RREF III-P ELITE VENTURE, LLC, a Delaware limited liability company

By:	Elite Street Capital, LLC, a Texas limited liability
company, its Administrative Member

By:	/s/ David Whitby
David Whitby,
its Chief Investment Officer
The undersigned joins in the execution of this Third Amendment in order to acknowledge the terms hereof.
ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Kim Belcher

Name:	Kim Belcher

Title:	Sr. Comm. Escrow Officer

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